AMENDMENT
TO THE BANKBOSTON CORPORATION
AND ITS SUBSIDIARIES DEFERRED COMPENSATION PLAN

           The BankBoston Corporation and Its Subsidiaries Deferred Compensation Plan is hereby amended, as follows:

          1. The last sentence of Section 7(a) is hereby deleted and replaced with the following:

          Except as otherwise limited by this Section, a Participant shall have the right to elect the timing and form of the distribution of his or her Deferral Accounts, or to change any prior election, on a form approved by the Committee. An election under this Section is not valid or effective unless filed with the Committee at least one year prior to the Participant’s last day of active employment. A Participant who does not have a valid, timely election in effect on the last day of active employment shall have his or her Deferral Accounts paid in five annual installments following termination of employment.

          IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of FleetBoston Financial Corporation on this 24th day of December, 2001.

FLEETBOSTON FINANCIAL CORPORATION

By: /s/ WILLIAM C. MUTTERPERL
William C. Mutterperl Executive Vice President, General Counsel and Secretary